KAUFMAN & MOOMJIAN, LLC
                                Attorneys at Law

                                 -------------

                   50 Charles Lindbergh Boulevard - Suite 206
                          Mitchel Field, New York 11553

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                            Telephone: (516) 222-5100
                            Facsimile: (516) 222-5110
                           Internet: www.kmcorplaw.com



                                                     November 12, 1999


eAcceleration Corp.
1223 NW Finn Hill Road
Poulsbo, Washington 93870

     Re:  Registration Statement on Form SB-2
          -----------------------------------

Dear Sirs/Madams

          We have acted as special counsel to you in connection with the proceedings for the authorization and issuance by eAcceleration Corp., a Delaware corporation (the "Company") of up to 3,000,000 shares (the "Shares") of the Company's common stock, $.0001 par value per share (the "Common Stock"), and the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to the Shares.

          We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In connection therewith, we have assumed the following:

          (a) the filing and effectiveness of the Registration Statement and any amendments thereto;

          (b) due execution by the Company and counter-signature by its transfer agent of certificates representing the Shares;

          (c) the offering and sale of the Shares as contemplated by the Registration Statement; and

          (d)  receipt  by  the  Company  of  the   consideration required  for
               the  Shares   contemplated  by  the   Registration Statement.

KAUFMAN & MOOMJIAN, LLC
eAcceleration Corp.
November 12, 1999
Page -2-



          Based upon the foregoing, we are of the opinion that upon issuance as described in the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                             Very truly yours,


                                             /s/ Kaufman & Moomjian, LLC

                                             KAUFMAN & MOOMJIAN, LLC